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                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                          ----------------------------


Fedders Corporation
Liberty Corner, New Jersey


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated October 12, 1999, relating to the consolidated financial statements and schedule of Fedders Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 1999.


We also consent to the reference to us Fedders the caption "Experts" in the prospectus.


BDO SEIDMAN, LLP


Woodbridge, New Jersey
February 22, 2000